Exhibit 23.0
Consent of Independent Registered Public Accounting Firm
The Board of Directors
FTI Consulting, Inc.:
We consent to the incorporation by reference in the registration statements No. 333‑19251, 333-30173, 333-30357, 333-71563, 333-91315, 333-32160, 333-64050, 333-92384, 333-105741, 333-115786, 333-115787, 333-125104, 333-134789, 333-134790, 333-134793, 333-167283, 333-198311, 333-204698, and 333-218558 on Form S-8, registration statement No. 333-129715 on Form S-3, and registration statement No. 333-173096 and 333-188762 on Form S-4 of FTI Consulting, Inc. of our reports dated February 22, 2018, with respect to the consolidated balance sheets of FTI Consulting, Inc. as of December 31, 2017 and 2016, and the related consolidated statements of comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes and financial statement Schedule II, Valuation and Qualifying Accounts (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the December 31, 2017 annual report on Form 10‑K of FTI Consulting, Inc.

/s/ KPMG LLP
McLean, Virginia
February 22, 2018